Exhibit 99.2

Filed Pursuant to Rule 433
Registration Statement Nos. 333-103545-07 & 333-208734
Issuer Free Writing Prospectus dated January 22, 2018
Relating to Remarketing Prospectus dated January 12, 2018
NAVIENT FUNDING, LLC  HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NAVIENT FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NAVIENT FUNDING, LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

Free-Writing Prospectus
relating to the remarketing of

$597,500,000

CLASS A-7A NOTES

SLM Student Loan Trust 2005-9
Issuing Entity

Navient Funding, LLC
Depositor

Navient Solutions, LLC
Sponsor, Servicer and Administrator

Student Loan-Backed Notes

The remarketing agents are remarketing, on behalf of SLM Student Loan Trust 2005-9, the class A-7A notes (the “class A-7A notes”).  The class A-7A notes were originally issued by the trust on November 15, 2005.  If successfully remarketed on January 25, 2018, the class A-7A notes will have the following terms:

Class	Outstanding Principal Amount	Interest Rate	Price	Next Reset Date	Legal Maturity Date
Class A-7A Notes	$597,500,000	3-month LIBOR plus 0.60%	100%	N/A*	January 25, 2041
________________________
*  Absent a failed remarketing of the class A-7A notes, there will be no subsequent reset dates for the class A-7A notes.
The class A-7A notes have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this remarketing or the accuracy or adequacy of the final remarketing prospectus. Any representation to the contrary is a criminal offense.
We are not offering the class A-7A notes in any state or other jurisdiction where the offer is prohibited.
This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in Navient Corporation, the sponsor, the depositor, any seller of loans to the depositor, the administrator, the servicer, the remarketing agents or any of their respective affiliates.
______________ Remarketing Agents
Credit Suisse	Deutsche Bank Securities
_____________ January 12, 2018

The Information in this Free-Writing Prospectus
The information contained herein refers to and supplements certain of the information contained in the final remarketing prospectus, dated January 12, 2018 (the “final remarketing prospectus”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the final remarketing prospectus.
Ratings of the Notes

It is a condition to the remarketing of the class A-7A notes that they be rated at least “AAAsf” by Fitch, Inc., also known as Fitch Ratings (“Fitch”), “Aa3 (sf)” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA+ (sf)” by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”). A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.

SLM Student Loan Trust 2005-9
Issuing Entity

$597,500,000 Floating Rate Class A-7A Student Loan-Backed Notes
Navient Funding, LLC
Depositor

Navient Solutions, LLC
Sponsor, Servicer and Administrator
_____________

Credit Suisse
Deutsche Bank Securities
Remarketing Agents
_____________

January 12, 2018